Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the First Fiscal Quarter of 2016
First fiscal quarter highlights include:

•	Q1 revenue from continuing operations of $48.9 million

•	Launched new search engine optimization offering, Spotlights
AUSTIN, Texas, August 31, 2015 (GLOBE NEWSWIRE) — Bazaarvoice, Inc. (Nasdaq:BV), the world's largest network of active shoppers, reported its financial results for the first fiscal quarter ended July 31, 2015.
“The first quarter was a good start to the year,” said Gene Austin, chief executive officer and president. “Our investments remain focused on improving client satisfaction and sales execution, accelerating our efforts with our shopper marketing initiative and driving continued traction of our new consumer generated content offerings.”
First Fiscal Quarter of 2016 Financial Details
The divestiture of PowerReviews was completed on July 2, 2014. The terms of the transaction were approved by the Department of Justice on June 26, 2014. As a result, PowerReviews revenues, related expenses and loss on disposal, net of tax, are components of “Loss from discontinued operations, net of tax” in the Condensed Consolidated Statements of Operations since our fourth fiscal quarter of 2014 and all comparative fiscal quarters presented. The Statement of Cash Flows is reported on a combined basis without separately presenting cash flows from discontinued operations for all periods presented.
Summary data below describes results from continuing operations and excludes results from discontinued operations.
Revenue from continuing operations: Bazaarvoice reported revenue of $48.9 million for the first fiscal quarter of 2016, up 6% from the first fiscal quarter of 2015, and consisted of SaaS revenue of $46.8 million and net advertising revenue, formerly referred to as media revenue, of $2.1 million.
Adjusted EBITDA from continuing operations: Adjusted EBITDA for the first fiscal quarter of 2016 was a loss of $3.3 million, a significant improvement compared with a loss of $5.3 million for the first fiscal quarter of 2015.
GAAP net loss and net loss per share from continuing operations: GAAP net loss was $10.2 million, compared to a GAAP net loss of $10.3 million for the first fiscal quarter of 2015. GAAP net loss per share was $0.13 based upon weighted average shares outstanding of 80.2 million, compared to a loss of $0.13 for the first fiscal quarter of 2015 based upon weighted average shares outstanding of 77.8 million.
Non-GAAP net loss and net loss per share from continuing operations: Non-GAAP net loss was $5.0 million, compared to a non-GAAP net loss of $6.7 million for the first fiscal quarter of 2015. Non-GAAP net loss per share was $0.06 based upon weighted average shares outstanding of 80.2 million, compared to a net loss of $0.09 for the first fiscal quarter of 2015 based upon weighted average shares outstanding of 77.8 million.
Number of Active Clients:
Beginning as of our first fiscal quarter of 2016, we define an active client as an organization from which we have a contract and the client is launched as of the last day of the quarter, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements.
Due to the presentation of the PowerReviews business as discontinued operations, we have separated our active clients into two categories: 1) active clients from continuing operations and 2) active clients from discontinued operations. As a result, each category could include a common client for which we recognized recurring revenue who has organizations that have separate contractual agreements.
All periods prior to the first fiscal quarter of 2016 discussed in this press release or presented in the accompanying financial tables have been revised to conform to this definition of an active client.

Number of Network Clients:
We define a network client as an organization that does not have recurring revenue. We count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our network client base in combination with our active client base is an indicator of the reach of our network.
Clients: The number of active clients at the end of the first fiscal quarter of 2016 was 1,337 and the number of network clients at the end of the first fiscal quarter of 2016 was over 4,200. Annualized SaaS revenue per average active client for the first fiscal quarter of 2016 was approximately $140,000.
Quarterly Conference Call
Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for the first fiscal quarter of 2016. To access this call, dial (877) 407-3982 from the United States or (201) 493-6780 internationally with conference ID 13614805. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the Company’s website, and a telephone replay will be available through September 14, 2015 by dialing (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 13614805.
About Bazaarvoice
Bazaarvoice is the world's largest network of active shoppers, connecting more than one-half billion consumers to thousands of retailers and brands that represent tens of millions of products and services. Online, in-store, and on mobile devices, Bazaarvoice's technology platform engages consumers, increases sales, and protects loyalty through authentic ratings and reviews, Q&A, and brand-relevant photos, videos, and social posts. Interactions across the Bazaarvoice network yield insights on past, present, and future shopping behavior, enabling marketers to identify competitive advantage. For more information, visit http://www.bazaarvoice.com, read the blog at www.bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/bazaarvoice.
Non-GAAP Financial Measures
Adjusted EBITDA for continuing operations discussed in this press release is defined as our GAAP net loss from continuing operations adjusted for stock-based expense, contingent consideration related to acquisition, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net.
Adjusted EBITDA for discontinued operations presented in the accompanying financial tables is defined as our GAAP net loss from discontinued operations adjusted for stock-based expense, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), impairment of acquired intangibles, integration and other costs related to the acquisition and the divestiture of PowerReviews, estimated loss on disposal of discontinued operations, other non-business costs and benefits, income tax expense and other (income) expense, net.

Non-GAAP net loss for continuing operations, which is used to calculate non-GAAP net loss per share for continuing operations, is defined as our GAAP net loss from continuing operations, adjusted to exclude stock-based expense, contingent consideration related to acquisition, amortization of acquired intangible assets, integration and other costs related to acquisitions, and other non-business costs and benefits along with the associated income tax effect of these adjustments.
Non-GAAP net loss for discontinued operations, which is used to calculate non-GAAP net loss per share for discontinued operations, is defined as our GAAP net loss from discontinued operations adjusted to exclude stock-based expense, amortization of acquired intangible assets, impairment of acquired intangibles, integration and other costs related to the acquisition and divestiture of PowerReviews, estimated loss on disposal of discontinued operations and other non-business costs and benefits along with the associated income tax effect of these adjustments.
Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Further, management has presented these non-GAAP financial measures separately for discontinued operations as it may prove useful to securities analysts and investors in evaluating the impact of the divestiture of PowerReviews on the Company’s continuing operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the Company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions; therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.
Forward-looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s ability to improve client satisfaction and sales execution, the ability to accelerate our efforts with our shopper marketing initiative, our ability to drive continued traction of our new consumer-generated content offerings and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; our limited operating history; our ability to operate in a new and unproven market; our ability to effectively manage growth; our ability to develop and launch new products; risks associated with the uncertainty of market acceptance of our new products; our ability to retain our existing customers and satisfy their obligations and needs and upsell to existing clients; our ability to maintain pricing for our products and services, our ability to manage expansion into international markets and new vertical industries; risks and challenges associated with international sales; our ability to successfully identify, manage and integrate potential acquisitions; the impact of the Department of Justice stipulation regarding PowerReviews on our business; and other risks and potential factors that could affect our business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2015 as filed with the Securities and Exchange Commission on June 25, 2015. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.
Investor Relations Contact:
Michael Nourafshan
Market Street Partners
415-445-3239
mnourafshan@marketstreetpartners.com
Media Contact:
Matt Krebsbach
Bazaarvoice, Inc.
512-551-6612
matt.krebsbach@bazaarvoice.com

Bazaarvoice, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2015	April 30, 2015
Assets
Current assets:
Cash and cash equivalents	$53,450	$54,041
Short-term investments	49,696	52,730
Accounts receivable, net	50,523	49,532
Prepaid expenses and other current assets	8,471	12,977
Total current assets	162,140	169,280
Property, equipment and capitalized internal-use software development costs, net	19,351	19,054
Goodwill	139,155	139,155
Acquired intangible assets, net	11,025	11,498
Other non-current assets	4,305	3,974
Total assets	$335,976	$342,961
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,146	$3,539
Accrued expenses and other current liabilities	24,062	27,397
Deferred revenue	63,100	60,400
Total current liabilities	90,308	91,336
Long-term liabilities:
Revolving line of credit	57,000	57,000
Deferred revenue less current portion	2,329	2,530
Deferred tax liability, long-term	81	81
Other liabilities, long-term	642	631
Total liabilities	150,360	151,578
Commitments and contingencies
Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	422,926	418,509
Accumulated other comprehensive loss	(578)	(638)
Accumulated deficit	(236,740)	(226,496)
Total stockholders’ equity	185,616	191,383
Total liabilities and stockholders’ equity	$335,976	$342,961

Bazaarvoice, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended July 31,
	2015	2014
Revenue	$48,876	$45,977
Cost of revenue	19,548	16,356
Gross profit	29,328	29,621
Operating expenses:
Sales and marketing	19,166	20,995
Research and development	10,533	9,730
General and administrative	8,238	7,893
Acquisition-related and other	702	492
Amortization of acquired intangible assets	309	309
Total operating expenses	38,948	39,419
Operating loss	(9,620)	(9,798)
Other income (expense), net:
Interest income	77	6
Interest expense	(571)	(232)
Other expense	(218)	(272)
Total other expense, net	(712)	(498)
Loss from continuing operations before income taxes	(10,332)	(10,296)
Income tax expense (benefit)	(88)	12
Net loss from continuing operations	$(10,244)	$(10,308)
Loss from discontinued operations, net of tax	—	(1,257)
Net loss applicable to common stockholders	$(10,244)	$(11,565)
Net loss per share applicable to common stockholders:
Continuing operations	$(0.13)	$(0.13)
Discontinued operations	—	(0.02)
Basic and diluted loss per share	$(0.13)	$(0.15)
Basic and diluted weighted average number of shares outstanding	80,174	77,766

Bazaarvoice, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,
	2015	2014
Operating activities:
Net loss	$(10,244)	$(11,565)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,644	2,810
Loss on disposal of discontinued operations, net of tax	—	1,537
Stock-based expense	4,049	3,246
Bad debt expense	85	601
Excess tax benefit related to stock-based expense	—	(1)
Amortization of deferred financing costs	59	—
Other non-cash expense	51	169
Changes in operating assets and liabilities:
Accounts receivable	(1,076)	435
Prepaid expenses and other current assets	(48)	(145)
Other non-current assets	(314)	(319)
Accounts payable	(808)	208
Accrued expenses and other current liabilities	(4,162)	(2,388)
Deferred revenue	2,498	2,349
Other liabilities, long-term	4	(349)
Net cash used in operating activities	(6,262)	(3,412)
Investing activities:
Proceeds from sale of discontinued operations	4,501	25,500
Purchases of property, equipment and capitalized internal-use software development costs	(3,043)	(3,280)
Purchases of short-term investments	(15,155)	(38,858)
Proceeds from maturities of short-term investments	18,172	11,655
Net cash provided by (used in) investing activities	4,475	(4,983)
Financing activities:
Proceeds from employee stock compensation plans	1,101	1,156
Excess tax benefit related to stock-based expense	—	1
Net cash provided by financing activities	1,101	1,157
Effect of exchange rate fluctuations on cash and cash equivalents	95	8
Net change in cash and cash equivalents	(591)	(7,230)
Cash and cash equivalents at beginning of period	54,041	31,934
Cash and cash equivalents at end of period	$53,450	$24,704
Supplemental disclosure of other cash flow information:
Cash paid for income taxes, net of refunds	$335	$461
Cash paid for interest	$542	$222
Supplemental disclosure of non-cash investing and financing activities:
Purchase of fixed assets recorded in accounts payable	$413	$—

Bazaarvoice, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures for Continuing Operations
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended July 31,
	2015	2014
Non-GAAP net loss and net loss per share from continuing operations:
GAAP net loss from continuing operations	$(10,244)	$(10,308)
Stock-based expense (1)	4,049	3,122
Amortization of acquired intangible assets	473	473
Acquisition-related and other expense	702	492
Other stock-related benefit (3)	—	(430)
Non-GAAP net loss from continuing operations	$(5,020)	$(6,651)
GAAP basic and diluted shares	80,174	77,766
Non-GAAP basic and diluted net loss per share from continuing operations	$(0.06)	$(0.09)
Adjusted EBITDA from continuing operations:
GAAP net loss from continuing operations	$(10,244)	$(10,308)
Stock-based expense (1)	4,049	3,122
Adjusted depreciation and amortization (2)	1,600	1,334
Acquisition-related and other expense	702	492
Other stock-related benefit (3)	—	(430)
Income tax expense (benefit)	(88)	12
Total other expense, net	712	498
Adjusted EBITDA from continuing operations	$(3,269)	$(5,280)
(1)

Stock-based expense includes the following:
Cost of revenue	$472	$314
Sales and marketing	1,084	944
Research and development	757	647
General and administrative	1,736	1,217
Stock-based expense	$4,049	$3,122
(2)

Adjusted depreciation and amortization includes the following:
Cost of revenue	$514	$427
Sales and marketing	349	258
Research and development	209	199
General and administrative	220	141
Amortization of acquired intangible assets	308	309
Adjusted depreciation and amortization	$1,600	$1,334
(3) Other stock-related expense represents an estimated liability for taxes and related items in connection with the treatment of certain stock option grants. Since the estimated liability directly relates to stock option grants and as stock-based expenses are consistently excluded from the non-GAAP financial measures, the Company excluded this estimated liability. During the quarter ended July 31, 2014, the Company recorded a benefit of $0.4 million due to a reduction of this estimated liability. Other stock-related expense includes the following:

General and administrative	$—	$(430)
Other stock-related expense	$—	$(430)

Bazaarvoice, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures for Discontinued Operations
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended July 31,
	2015	2014
Non-GAAP net income and net earnings per share from discontinued operations:
GAAP net loss from discontinued operations	$—	$(1,257)
Stock-based expense (1)	—	124
Acquisition-related, divestiture-related and other expenses	—	682
Loss on disposal of discontinued operations, net of tax (2)	—	1,537
Non-GAAP net income from discontinued operations	$—	$1,086
GAAP basic weighted average shares outstanding		77,766
GAAP diluted weighted average shares outstanding		78,858
Non-GAAP basic earnings per share from discontinued operations	$—	$0.01
Non-GAAP diluted earnings per share from discontinued operations	$—	$0.01
Adjusted EBITDA from discontinued operations:
GAAP net loss from discontinued operations	$—	$(1,257)
Stock-based expense (1)	—	124
Acquisition-related, divestiture-related and other expenses	—	682
Income tax expense (benefit)	—	23
Estimated loss on disposal of discontinued operations, net of tax (2)	—	1,537
Adjusted EBITDA from discontinued operations	$—	$1,109
(1)

Stock-based expense includes the following:
Cost of revenue	$—	$115
Research and development	—	4
General and administrative	—	5
Adjusted depreciation and amortization	$—	$124
(2) On July 2, 2014, the Company completed the sale of PowerReviews for a total cash consideration of $30.0 million. Of the $30.0 million sales price, $4.5 million was placed into escrow as partial security for the Company's indemnification obligations. The Company recognized a loss on the disposal of PowerReviews of $1.5 million for the three months ended July 31, 2014. No amounts were recorded for the three months ended July 31, 2015.

Bazaarvoice, Inc.
Selected Quarterly Financial and Operational Metrics for Continuing and Discontinued Operations
(in thousands, except active enterprise clients and full-time employees data)
(unaudited)

	Three Months Ended
	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,
	2013	2014	2014	2014	2014	2015	2015	2015
Continuing Operations:
Revenue (1)	$41,148	$43,600	$43,078	$45,977	$47,325	$49,562	$48,317	$48,876
Cost of revenue	12,508	13,758	14,522	16,356	17,414	17,988	18,148	19,548
Gross profit	28,640	29,842	28,556	29,621	29,911	31,574	30,169	29,328
Operating expenses:
Sales and marketing (3)	20,837	20,765	23,884	20,995	18,931	18,020	20,427	19,166
Research and development	9,793	9,036	9,832	9,730	9,306	8,779	9,880	10,533
General and administrative (3)	3,639	7,674	6,521	7,893	8,100	6,932	7,582	8,238
Acquisition-related and other expense	8,283	31	366	492	2,326	413	815	702
Amortization of acquired intangible assets	283	282	288	309	310	309	309	309
Total operating expenses	42,835	37,788	40,891	39,419	38,973	34,453	39,013	38,948
Operating loss	(14,195)	(7,946)	(12,335)	(9,798)	(9,062)	(2,879)	(8,844)	(9,620)
Total other income (expense), net	(249)	(268)	(316)	(498)	(588)	(920)	(521)	(712)
Loss before income taxes	(14,444)	(8,214)	(12,651)	(10,296)	(9,650)	(3,799)	(9,365)	(10,332)
Income tax expense (benefit)	130	179	(418)	12	258	324	(540)	(88)
Net loss from continuing operations	$(14,574)	$(8,393)	$(12,233)	$(10,308)	$(9,908)	$(4,123)	$(8,825)	$(10,244)
Stock-based expense (2)	$3,467	$3,218	$3,333	$3,122	$3,343	$3,100	$3,113	$4,049
Contingent consideration related to acquisition (3)	(4,230)	—	—	—	—	—	—	—
Adjusted depreciation and amortization (4)	1,202	1,156	1,081	1,334	1,598	1,328	1,349	1,600
Acquisition-related and other expense	8,283	31	366	492	2,326	413	815	702
Other stock-related benefit (5)	—	—	—	(430)	—	—	—	—
Income tax expense (benefit)	130	179	(418)	12	258	324	(540)	(88)
Total other (income) expense, net	249	268	316	498	588	920	521	712
Adjusted EBITDA from continuing operations	$(5,473)	$(3,541)	$(7,555)	$(5,280)	$(1,795)	$1,962	$(3,567)	$(3,269)
Income (loss) from discontinued operations	$420	$430	$(11,448)	$(1,257)	$—	$—	$—	$—
Stock-based expense (2)	181	122	139	124	—	—	—	—
Adjusted depreciation and amortization (4)	1,503	1,492	1,482	—	—	—	—	—
Impairment of acquired intangible assets (7)	—	—	2,500	—	—	—	—	—
Acquisition-related, divestiture-related and other expenses	—	—	819	682	—	—	—	—
Income tax expense (benefit)	253	261	(660)	23	—	—	—	—
Estimated loss on disposal of discontinued operations, net of tax (8)	—	—	9,192	1,537	—	—	—	—
Adjusted EBITDA from discontinued operations	$2,357	$2,305	$2,024	$1,109	$—	$—	$—	$—
Number of active clients from continuing operations (at period end) (6)	976	1,021	1,096	1,189	1,243	1,292	1,331	1,337
Number of active clients from discontinued operations (at period end) (6)	389	368	341	—	—	—	—	—
Full-time employees including employees attributable to discontinued operations (at period end)	798	794	799	787	814	825	826	834
Full-time employees attributable to discontinued operations (at period end)	27	25	24	—	—	—	—	—

(1)

	Three Months Ended
	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,
	2013	2014	2014	2014	2014	2015	2015	2015
Revenue from continuing operations includes the following:
SaaS	$39,896	$40,645	$41,924	$44,324	$45,199	$46,429	$46,173	$46,830
Advertising	1,252	2,955	1,154	1,653	2,126	3,133	2,144	2,046
Revenue	$41,148	$43,600	$43,078	$45,977	$47,325	$49,562	$48,317	$48,876
Revenue from discontinued operations includes the following:
SaaS	$4,335	$4,338	$3,947	$2,517	$—	$—	$—	$—
Advertising	55	59	25	18	—	—	—	—
Revenue	$4,390	$4,397	$3,972	$2,535	$—	$—	$—	$—
Total revenue:
SaaS	$44,231	$44,983	$45,871	$46,841	$45,199	$46,429	$46,173	$46,830
Advertising	1,307	3,014	1,179	1,671	2,126	3,133	2,144	2,046
Revenue	$45,538	$47,997	$47,050	$48,512	$47,325	$49,562	$48,317	$48,876
(2)

Stock-based expense from continuing operations includes the following:
Cost of revenue	$236	$285	$316	$314	$458	$451	$294	$472
Sales and marketing	1,324	873	1,072	944	1,162	867	950	1,084
Research and development	662	603	747	647	522	685	707	757
General and administrative	1,245	1,457	1,198	1,217	1,201	1,097	1,162	1,736
Stock-based expense from continuing operations	$3,467	$3,218	$3,333	$3,122	$3,343	$3,100	$3,113	$4,049
Stock-based expense from discontinued operations includes the following:
Cost of revenue	$160	$106	$127	$115	$—	$—	$—	$—
Sales and marketing	2	1	—	—	—	—	—	—
Research and development	17	13	6	4	—	—	—	—
General and administrative	2	2	6	5	—	—	—	—
Stock-based expense from discontinued operations	$181	$122	$139	$124	$—	$—	$—	$—
(3) Revaluation of contingent consideration is the decrease in fair value of the liability-classified contingent consideration related to the acquisition of Longboard Media, Inc. Contingent consideration included in compensation expense relates to certain Longboard Media, Inc. employees whose right to receive such compensation is forfeited if they terminate their employment prior to the required service period. The contingent consideration was payable on Longboard Media’s achievement of certain performance goals for the period from January 1, 2013 to December 31, 2013. On October 31, 2013, the Company determined that the probability of the attainment of the underlying performance goals was remote and the resultant payout was estimated to be zero. As a result, the fair value of the liability-classified contingent consideration and the liability accrued for contingent consideration included in compensation expense were reduced to zero. On January 31, 2014, the Company concluded that the underlying performance goals were not met and the payout was zero. The Company excludes these items from its non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results. Contingent consideration related to acquisition includes the following:

(a) Revaluation of contingent consideration
General and administrative	$(3,270)	$—	$—	$—	$—	$—	$—	$—
(b) Contingent consideration included in compensation expense
General and administrative	(480)	—	—	—	—	—	—	—
Sales and marketing	(480)	—	—	—	—	—	—	—
Contingent consideration related to acquisition	$(4,230)	$—	$—	$—	$—	$—	$—	$—

(4)

	Three Months Ended
	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,
	2013	2014	2014	2014	2014	2015	2015	2015
Adjusted depreciation and amortization from continuing operations includes the following:
Cost of revenue	$238	$229	$244	$427	$481	$400	$405	$514
Sales and marketing	318	298	275	258	303	221	220	349
Research and development	226	209	189	199	242	164	181	209
General and administrative	137	138	85	141	262	234	234	220
Amortization of acquired intangible assets	283	282	288	309	310	309	309	308
Adjusted depreciation and amortization from continuing operations	$1,202	$1,156	$1,081	$1,334	$1,598	$1,328	$1,349	$1,600
Adjusted depreciation and amortization from discontinued operations includes the following:
Cost of revenue	$450	$450	$450	$—	$—	$—	$—	$—
General and administrative	31	20	10	—	—	—	—	—
Amortization of acquired intangible assets	1,022	1,022	1,022	—	—	—	—	—
Adjusted depreciation and amortization from discontinued operations	$1,503	$1,492	$1,482	$—	$—	$—	$—	$—
(5)

Other stock-related benefit from continuing operations includes the following:
General and administrative	$—	$—	$—	$(430)	$—	$—	$—	$—
Other stock-related benefit	$—	$—	$—	$(430)	$—	$—	$—	$—

(6)
Beginning as of our first fiscal quarter of 2016, we define an active client as an organization from which we have a contract and the client is launched as of the last day of the quarter, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements.

Due to the presentation of the PowerReviews business as discontinued operations, we have separated our active clients into two categories: 1) active clients from continuing operations and 2) active clients from discontinued operations. As a result, each category could include a common client for which we recognized recurring revenue who has organizations that have separate contractual agreements.
All periods prior to the first fiscal quarter of 2016 discussed in this press release or presented in the accompanying financial tables have been revised to conform to this definition of an active client.

(7)
During the fourth fiscal quarter of 2014, the Company reported the results of operations and financial position of PowerReviews as "discontinued operations." On the Condensed Consolidated Balance Sheet as of April 30, 2014, the assets and liabilities of PowerReviews were presented as "Assets held for sale" and "Liabilities held for sale." The Company compared the carrying value of the asset group included in "assets held for sale" to the undiscounted cash flows to be generated by the asset group. The carrying value of the asset group exceeded the undiscounted cash flows and, as a result, the Company recorded an impairment charge of $2.5 million for the three months ended April 30, 2014.

(8)
On July 2, 2014, the Company completed the sale of PowerReviews for a total cash consideration of $30.0 million. Of the $30.0 million sales price, $4.5 million was placed into escrow as partial security for the Company's indemnification obligations. The Company incurred a total loss of $10.7 million on the sale of PowerReviews. The loss on disposal of discontinued operations was determined by offsetting the total consideration from selling the PowerReviews business by any associated transaction costs and the net carrying value of the assets and liabilities held for sale as of July 2, 2014. Of the $10.7 million loss on disposal of discontinued operations, $9.2 million was recognized as an estimated loss on disposal of discontinued operations during the three months ended April 30, 2014 resulting in the incremental loss of $1.5 million being recognized in the three months ended July 31, 2014.